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                                                                     EXHIBIT 5.1

     [FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP LETTERHEAD]

                                October 31, 2003

JAKKS Pacific, Inc.
22619 Pacific Coast Highway
Malibu, California 90265

Ladies and Gentlemen:

         We have acted as securities counsel for JAKKS Pacific, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of $98,000,000 aggregate principal amount of Convertible Senior Subordinated Notes due 2023 (the "Notes") and shares of common stock of the company, par value $0.001 per share, issuable upon conversion of the Notes, that may be offered and sold by certain noteholders of the Company from time to time, as set forth in the registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") on October 31, 2003. The Notes have been issued pursuant to an indenture dated June 9, 2003 (the"Indenture") by and between the Company and Wells Fargo Bank, N.A., as trustee (the "Trustee").

         We have examined (i) the Indenture; (ii) the Registration Statement;
(iii) the form of Notes; (iv) originals, photocopies or conformed copies of all such records of the Company and its subsidiaries, all such agreements and certificates of public officials; and (v) such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Assuming the Notes have been authenticated by the Trustee and delivered in accordance with the provisions of the Indenture, the Notes constitute valid and binding
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obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         2. The shares of common stock issuable upon conversion of the Notes have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the terms of the Indenture, will be legally issued, fully paid and non-assessable.

         We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

         In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York, the general corporate law of the State of Delaware and the federal laws of the United States of America.

                                            Sincerely,


                                       /s/  FEDER, KASZOVITZ, ISAACSON,
                                            WEBER, SKALA, BASS & RHINE LLP